AMG FUNDS IV

AMENDED AND RESTATED BY-LAWS

(the “By-laws”)

Dated October 1, 2016

These By-laws of AMG Funds IV (formerly Aston Funds) (the “Trust”), a Delaware statutory trust, are subject to the Trust Instrument of the Trust dated September 8, 1993, as from time to time amended, supplemented or restated (the “Trust Instrument”). Capitalized terms used herein which are defined in the Trust Instrument are used as therein defined.

ARTICLE I

PRINCIPAL OFFICE

The principal office of the Trust shall be located in such location as the Trustees may from time to time determine. The Trust may establish and maintain such other offices and places of business as the Trustees may from time to time determine.

ARTICLE II

OFFICERS AND THEIR ELECTION

Section 2.1    Officers. The officers of the Trust shall be a President, a Treasurer, a Secretary, and such other officers as the Trustees may from time to time elect. It shall not be necessary for any Trustee or other officer to be a holder of Shares in the Trust.

Section 2.2     Election of Officers. Two or more offices may be held by a single person. Subject to the provisions of Section 2.3 hereof, the officers shall hold office until their successors are chosen and qualified and serve at the pleasure of the Trustees.

Section 2.3    Resignations. Any officer of the Trust may resign by filing a written resignation with the President, the Secretary or the Trustees, which resignation shall take effect on being so filed or at such later time as may be therein specified.

ARTICLE III

POWERS AND DUTIES OF OFFICERS AND TRUSTEES

Section 3.1    Unless the Trustees have designated a separate chief executive officer of the Trust, the President shall be the chief executive officer of the Trust. Subject to the direction of the Trustees, the chief executive officer shall have general administration of the business and policies of the Trust. Except as the Trustees may otherwise order, the chief executive officer shall have the power to grant, issue, execute or sign such powers of attorney, proxies, agreements or other documents as may be deemed advisable or necessary in the furtherance of the interests of the Trust or any Series thereof. He shall also have the power to employ attorneys, accountants and other advisers and agents and counsel for the Trust. If the President is not the chief executive officer, he shall perform such duties as the Trustees or the chief executive officer may from time to time designate and, at the request or in the absence or disability of the chief executive officer, may perform all the duties of the chief executive officer and, when so acting, shall have all the powers of and be subject to all the restrictions upon the chief executive officer.

Section 3.2    Treasurer. The Treasurer shall be the principal financial and accounting officer of the Trust. He shall deliver all funds and securities of the Trust which may come into his hands to such company as the Trustees shall employ as Custodian in accordance with the Trust Instrument and applicable provisions of law. He shall make annual reports regarding the business and condition of the Trust, which reports shall be preserved in Trust records, and he shall furnish such other reports regarding the business and condition of the Trust as the Trustees may from time to time require. The Treasurer shall perform such additional duties as the Trustees or the chief executive officer may from time to time designate.

Section 3.3    Secretary. The Secretary shall record in books kept for the purpose all votes and proceedings of the Trustees and the Shareholders at their respective meetings. He shall have the custody of the seal of the Trust. The Secretary shall perform such additional duties as the Trustees or the chief executive officer may from time to time designate.

Section 3.4    Vice President. Any Vice President of the Trust shall perform such duties as the Trustees or the chief executive officer may from time to time designate. At the request or in the absence or disability of the President, the most senior Vice President present and able to act may perform all the duties of the President and, when so acting, shall have all the powers of and be subject to all the restrictions upon the President.

Section 3.5    Assistant Treasurer. Any Assistant Treasurer of the Trust shall perform such duties as the Trustees or the Treasurer may from time to time designate, and, in the absence of the Treasurer, the most senior Assistant Treasurer present and able to act may perform all the duties of the Treasurer.

Section 3.6    Assistant Secretary. Any Assistant Secretary of the Trust shall perform such duties as the Trustees or the Secretary may from time to time designate, and, in the absence of the Secretary, the most senior Assistant Secretary present and able to act may perform all the duties of the Secretary.

Section 3.7    Subordinate Officers. The Trustees from time to time may appoint such other officers or agents as they may deem advisable, each of whom shall have such title, hold office for such period, have such authority and perform such duties as the Trustees may determine.

Section 3.8    Surety Bonds. The Trustees may require any officer or agent of the Trust to execute a bond (including, without limitation, any bond required by the 1940 Act) in such sum and with such surety or sureties as the Trustees may determine, conditioned upon the faithful performance of his duties to the Trust including responsibility for negligence and for the accounting of any of the Trust’s property, funds or securities that may come into his hands.

Section 3.9    Removal. Any officer may be removed from office at any time by the Trustees.

Section 3.10    Remuneration. The salaries or other compensation, if any, of the officers of the Trust shall be fixed from time to time by resolution of the Trustees.

Section 3.11    Trustee Retirement Policy. A Trustee shall cease to serve as such on the last day of the fiscal year of the Trust in which he or she attains seventy-five years of age. Any change to this Section 3.11 shall require the approval of Shareholders.

ARTICLE IV

PROVISIONS RELATING TO THE CONDUCT OF THE TRUST’S BUSINESS

Section 4.1    Claims. As used herein, a “direct” Shareholder claim shall refer to (i) a claim based upon alleged violations of a Shareholder’s individual rights independent of any harm to the Trust, including a Shareholder’s voting rights under Article V, rights to receive a dividend payment as may be declared from time to time, rights to inspect books and records, or other similar rights personal to the Shareholder and independent of any harm to the Trust; and (ii) a claim for which a direct Shareholder action is expressly provided under the U.S. federal securities laws. Any other claim asserted by a Shareholder, including without limitation any claims purporting to be brought on behalf of the Trust or involving any alleged harm to the Trust, shall be considered a “derivative” claim as used herein.

(a)    Derivative Claims. No Shareholder shall have the right to bring or maintain any court action or other proceeding asserting a derivative claim or any claim asserted on behalf or for the benefit of the Trust or involving any alleged harm to the Trust without first making demand on the Trustees requesting the Trustees to bring or maintain such action, proceeding or claim. Such demand shall not be excused under any circumstances, including claims of alleged interest on the part of the Trustees, unless the Shareholder makes a specific showing that irreparable nonmonetary injury to the Trust would otherwise result. Such demand shall be mailed to the Secretary of the Trust at the Trust’s principal office and shall set forth with particularity the nature of the proposed court action, proceeding or claim and the essential facts relied upon by the Shareholder to support the allegations made in the demand. The Trustees shall consider such demand within 90 days of its receipt by the Trust. In their sole discretion, the Trustees may submit the matter to a vote of Shareholders of the Trust or any series or class of Shares, as appropriate. Any decision by the Trustees to bring, maintain or settle (or not to bring, maintain or settle) such court action, proceeding or claim, or to submit the matter to a vote of Shareholders shall be binding upon the Shareholders, and no suit, proceeding or other action shall be commenced or maintained after a decision to reject a demand. Any Trustee acting in connection with any demand or any proceeding relating to a claim on behalf or for the benefit of the Trust who is not an Interested Person shall be deemed to be independent and disinterested with respect to such demand, proceeding or claim.

(b)    Direct Claims. No Shareholder shall have the right to bring or maintain a court action or other proceeding asserting a direct claim against the Trust, the Trustees, or officers predicated upon an express or implied right of action under the Trust Instrument or U.S. federal securities laws (excepting direct shareholder actions expressly provided by U.S. federal securities laws), unless the Shareholder has obtained authorization from the Trustees to bring the action. The requirement of authorization shall not be excused under any circumstances, including claims of alleged interest on the part of the

Trustees. A request for authorization shall be mailed to the Secretary of the Trust at the Trust’s principal office and shall set forth with particularity the nature of the proposed court action, proceeding or claim and the essential facts relied upon by the Shareholder to support the allegations made in the request. The Trustees shall consider such request within 90 days after its receipt by the Trust. In their sole discretion, the Trustees may submit the matter to a vote of Shareholders of the Trust or of any series or class of Shares, as appropriate. Any decision by the Trustees to settle or to authorize (or not to settle or to authorize) such court action, proceeding or claim, or to submit the matter to a vote of Shareholders, shall be binding upon the Shareholder seeking authorization.

Section 4.2    Forum for Adjudication of Disputes. Unless the Trust consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any action or proceeding brought on behalf of the Trust or the Shareholders, (ii) any action asserting a claim of breach of a fiduciary duty owed by any Trustee, officer, or other agent of the Trust to the Trust or the Trust’s Shareholders, (iii) any action asserting a claim arising pursuant to any provision of the Delaware Statutory Trust Act or the Trust Instrument or these By-Laws, (iv) any action to interpret, apply, enforce or determine the validity of the Trust Instrument or these By-Laws or any agreement contemplated by any provision of the Investment Company Act of 1940, the Trust Instrument or these By-Laws, or (v) any action asserting a claim governed by the internal affairs doctrine shall be the Court of Chancery of the State of Delaware, or, if the Court of Chancery of the State of Delaware does not have jurisdiction, the Superior Court of the State of Delaware (each, a “Covered Action”). Any person purchasing or otherwise acquiring or holding any interest in shares of beneficial interest of the Trust shall be (i) deemed to have notice of and consented to the provisions of this Section 4.2, and (ii) deemed to have waived any argument relating to the inconvenience of the forum referenced above in connection with any action or proceeding described in this Section 4.2.

If any Covered Action is filed in a court other than the Court of Chancery of the State of Delaware or the Superior Court of the State of Delaware (a “Foreign Action”) in the name of any Shareholder, such Shareholder shall be deemed to have consented to (i) the personal jurisdiction of the Court of Chancery of the State of Delaware and the Superior Court of the State of Delaware in connection with any action brought in any such courts to enforce the first paragraph of this Section 4.2 (an “Enforcement Action”) and (ii) having service of process made upon such Shareholder in any such Enforcement Action by service upon such Shareholder’s counsel in the Foreign Action as agent for such Shareholder.

If any provision or provisions of this Section 4.2 shall be held to be invalid, illegal or unenforceable as applied to any person or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provision(s) in any other circumstance and of the remaining provisions of this Section 4.2 (including, without limitation, each portion of any sentence of this Section 4.2 containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons and circumstances shall not in any way be affected or impaired thereby.

ARTICLE V

SHAREHOLDERS’ MEETINGS

Section 5.1    Notices. Notices of any meeting of the Shareholders shall be given by the Secretary by delivering or mailing, postage prepaid, to each Shareholder entitled to vote at said meeting, written or printed notification of such meeting at least 15 days before the meeting, to such address as may be registered with the Trust by the Shareholder. Notice of any Shareholder meeting need not be given to any Shareholder if a written waiver of notice, executed before or after such meeting, is filed with the record of such meeting, or to any Shareholder who shall attend such meeting in person or by proxy. Notice of adjournment of a Shareholders’ meeting to another time or place need not be given, if such time and place are announced at the meeting or reasonable notice is given to persons present at the meeting.

Section 5.2    Voting-Proxies. Subject to the provisions of the Trust Instrument, Shareholders entitled to vote may vote in person or by proxy in any manner provided for herein. Authorization for such proxy to act may be executed by the Shareholder in writing and dated not more than 11 months before the meeting or given by any electronic or telecommunications device or in any other manner, which authorization is received not more than 11 months before the meeting, provided that if a proposal by anyone other than the officers or Trustees is submitted to a vote of the Shareholders of any Series or class, or if there is a proxy contest or proxy solicitation or proposal in opposition to any proposal by the officers or Trustees, Shares may be voted only in person or by written proxy. Proxies shall be delivered to the Secretary of the Trust or other person responsible for recording the proceedings before being voted. A proxy with respect to Shares held in the name of two or more persons shall be valid if executed by one of them unless at or prior to exercise of such proxy the Trust receives a specific written notice to the contrary from any one of them. Unless otherwise specifically limited by their terms, proxies shall entitle the holder thereof to vote at any adjournment of a meeting. A proxy purporting to be exercised by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise and the burden or proving invalidity shall rest on the challenger. At all meetings of the Shareholders, unless the voting is conducted by inspectors, all questions relating to the qualifications of voters, the validity of proxies, and the acceptance or rejection of votes shall be decided by the Chairman of the meeting. Except as otherwise provided herein or in the Trust Instrument, all matters relating to the giving, voting or validity of proxies shall be governed by the General Corporation Law of the State of Delaware relating to proxies, and judicial interpretations thereunder, as if the Trust were a Delaware corporation and the Shareholders were shareholders of a Delaware corporation.

Section 5.3    Adjournment. Any meeting of Shareholders may, by action of the Chairman of the meeting, be adjourned from time to time with respect to one or more matters to be considered at such meeting, whether or not a quorum is present with respect to such matter. Upon motion of the Chairman of the meeting, the question of adjournment may be (but is not required by these By-laws to be) submitted to vote of the Shareholders, and in that case, any adjournment with respect to one or more matters must be approved by the vote of a majority of the votes cast in person or by proxy at the meeting with respect to the matter or matters adjourned, whether or not a quorum is present with respect to such matter or matters, and if approved, such adjournment shall take place without the necessity of further notice, subject to the requirements of Section 5.1 above. Unless a proxy is otherwise limited in this regard, any Shares present and entitled to vote at a meeting may, at the discretion of the proxies named therein, be voted in favor of such an adjournment.

Section 5.4    Place of Meeting. All meetings of the Shareholders shall be held at such places as the Trustees may designate.

ARTICLE VI

SHARES OF BENEFICIAL INTEREST

Section 6.1    Share Certificate. No certificates certifying the ownership of Shares shall be issued except as the Trustees may otherwise authorize. The Trustees may issue certificates to a Shareholder of any Series or class thereof for any purpose and the issuance of a certificate to one or more Shareholders shall not require the issuance of certificates generally. In the event that the Trustees authorize the issuance of Share certificates, such certificate shall be in the form prescribed from time to time by the Trustees and shall be signed by the President or a Vice President and by the Treasurer, Assistant Treasurer, Secretary or Assistant Secretary. Such signatures may be facsimiles if the certificate is signed by a transfer or shareholder services agent or by a registrar, other than a Trustee, officer or employee of the Trust. In case any officer who has signed or whose facsimile signature has been placed on such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Trust with the same effect as if he or she were such officer at the time of its issue.

Section 6.2    Loss of Certificate. In case of the alleged loss or destruction or the mutilation of a Share certificate, a duplicate certificate may be issued in place thereof, upon such terms as the Trustees may prescribe.

Section 6.3.    Discontinuance of Issuance of Certificates. The Trustees may at any time discontinue the issuance of Share certificates and may, by written notice to each Shareholder, require the surrender of Share certificates to the Trust for cancellation. Such surrender and cancellation shall not affect the ownership of Shares in the Trust.

ARTICLE VII

INSPECTION OF BOOKS

The Trustees shall from time to time determine whether and to what extent, and at what times and places, and under what conditions and regulations the accounts and books of the Trust or any of them shall be open to the inspection of the Shareholders; and no Shareholder shall have any right to inspect any account or book or document of the Trust except as conferred by law or otherwise by the Trustees.

ARTICLE VIII

SEAL

The Trustees may adopt a seal of the Trust, which shall be in a form and shall have such inscription as the Trustees may from time to time prescribe. The seal may be used by causing it or a facsimile to be impressed or affixed or printed or otherwise reproduced.

Any officer or Trustee of the Trust shall have authority to affix the seal of the Trust to any document, instrument or other paper executed and delivered by or on behalf of the Trust; however, unless otherwise required by the Trustees, the seal shall not be necessary to be placed on and its absence shall not impair the validity of any document, instrument, or other paper executed by or on behalf of the Trust.

ARTICLE IX

AMENDMENTS

Unless otherwise provided herein, these By-laws may be amended from time to time by the Trustees.

ARTICLE X

HEADINGS

Headings are placed in these By-laws for convenience of reference only and, in case of any conflict, the text of these By-laws rather than the headings shall control.

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